EXHIBIT 8
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                      COMMENTS BY AUDITORS FOR U.S. READERS
                      ON CANADA-U.S. REPORTING DIFFERENCES


In the United States, reporting standards for auditors require the addition of an explanatory paragraph, following the opinion paragraph, when there is a change in accounting principles that has a material effect on the comparability of the Company's consolidated financial statements, such as the change described in Note 2 to the consolidated financial statements. Our report to the shareholders dated January 28, 2005 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditor's report when the change is properly accounted for and adequately disclosed in the consolidated financial statements.


/s/ PricewaterhouseCoopers LLP
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Chartered Accountants


January 28, 2005
Montreal, Canada